Exhibit 99.1

FREYR BATTERY

2021 EQUITY INCENTIVE PLAN
(amended and restated by the Board as of April 22, 2024, and approved by the Company’s shareholders on June 13, 2024)

1.Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s shareholders; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonuses.

2.Definitions. As used herein, the following definitions will apply:

a.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b.“Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

c.“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Shares is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

d.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses.

e.“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f.“Board” means the Board of Directors of the Company.

g.“Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or a crime involving moral turpitude; (F) Participant’s commission of or participation in an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its Subsidiaries; (G) Participant’s commission of or participation in an act that results in material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then apply only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

h.“Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

i.The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company,
(y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

(2)a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company;

(3)the Company; and

(4)a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s registered office or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

i.“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

j.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

k.“Company” means FREYR Battery, Inc., a Delaware corporation, or any successor thereto.

l.“Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.

m.“Director” means a member of the Board.

n.“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, means as determined pursuant to the terms of the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws.

o.“Effective Date” means June 13, 2024.

p.“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

q.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

r.“Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for
(i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 14 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s shareholders, subject only to there being sufficient authorised and unissued and not otherwise committed share capital that has not expired.

s.“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)If the Shares are listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable or on the prior trading day if such day falls on the date the established stock exchange is closed for trading;

(ii)If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Shares, the Fair
Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

t.“Fiscal Year” means the fiscal year of the Company.

u.“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

v.“Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services.

w.“Insider” means an officer or director of the Company or any other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

x.“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

y.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

z. “Option” means a stock option granted pursuant to the Plan.

aa.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

bb.“Participant” means the holder of an outstanding Award.

cc.“Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period, which may include any of the following criteria (or any other criteria determined by the Administrator in its sole discretion), with any adjustment(s) to such criteria established by the Administrator: (1) sales or non-sales revenue;
(2) return on revenues; (3) operating income; (4) income or earnings including operating income;
(5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12)

revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total shareholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(dd) “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this 2021 Equity Incentive Plan, as amended.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)    “Service Provider” means an Employee, Director or Independent
Contractor.

(ll)    “Share” means a share of the Company, as adjusted in accordance with
Section 15 of the Plan.

(mm)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)    “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.

(oo)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.Shares Subject to the Plan.

a.Shares Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 34,900,000 Shares. The Shares may be authorized, but unissued, or reacquired. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that become available again for issuance pursuant to Sections 3(b). Subject to adjustment as provided in Section 14(a), (A) each Share with respect to which an Option or Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (B) each Share with respect to which any other Award denominated and settled in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.22 Shares.

b.Lapsed Awards. Subject to Applicable Laws, if all or any part of an Award is forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan.

c.Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any fiscal year.

4.Administration of the Plan.

a.Procedure.

(i)Multiple Administrative Bodies. Subject to compliance with Applicable Law, different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws and will have the powers specifically delegated to it by the Board.

b.Powers of the Administrator. Subject to the provisions of the Plan and the maximum number of Shares for which issuance authority is delegated to the Administrator by the general shareholders meeting, the Administrator will have the authority, in its discretion:

(i)to    determine    the    Fair    Market    Value    in    accordance    with
Section 2(t)(iii);
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)to institute and determine the terms and conditions of an Exchange
Program; provided however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s shareholders subject to any higher requirements as to quorum or majority provided by Delaware Law;

(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(ix)to prescribe, amend and rescind rules and regulations relating to the
Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under applicable non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);

(x)to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(xi)adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;

(xii)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xiii)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xv)to make all other determinations deemed necessary or advisable for administering the Plan.

c.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant to the Company for review. Subject to compliance with Applicable Law, any officer of the Company designated by the Board, including but not limited to Insiders, shall have the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant. Only the Committee shall have the authority to review and resolve disputes with respect to Awards held by Participants who are Insiders, and such resolution subject to complying with the authority given to the Board to issue Shares by the general meeting of shareholders and the delegation given by the Board to the Administrator shall be final and binding on the Company and the Participant.

d.Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. To the extent permitted by Applicable Laws, the Board or Committee may delegate to one or more officers of the Company who may be (but are not required to be) Insiders (“Delegation Officers”), the authority to do any of the following (i) designate Employees who are not Insiders to be recipients of Awards, (ii) determine the number of Shares to be subject to such Awards granted to such designated Employees, and (iii) take any and all actions on behalf of the Board or Committee other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to the Company or its Affiliates; provided, however, that the Board or Committee resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of Shares that may be subject to the Awards granted by such Delegation Officer and that such Delegation Officer may not grant an Award to himself or herself. Any Awards will be granted on the form of Award Agreement most recently approved for use by the Board or Committee, unless otherwise provided in the resolutions approving the delegation authority.

e.Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

f.Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

g.Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) Shares delivered in lieu of fully vested cash obligations, and (iv) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 14(a)); and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in accordance with Section 4(b).

5.Award Eligibility. Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonuses may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.Stock Options.

a.Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds the maximum for Incentive Stock Options per Applicable Law, such Options will be bifurcated and treated as a Nonqualified Stock Option award. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Exercise Price of the Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant. With respect to the Administrator’s authority in Section 4(b)(x), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or
(2) ten (10) years from the grant date. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 6(a) shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

b.Term of Option. The term of each Option will be stated in the Award Agreement and will not be more than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement or as determined by Applicable Law. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock

Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

c.Option Exercise Price and Consideration.

(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

1.In the case of an Incentive Stock Option

A.granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

B.granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
2.In the case of a Nonqualified Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant as determined by the Administrator in its sole and absolute discretion.

(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. An Option may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Option; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may, subject to Applicable Laws, consist entirely of: (1) cash; (2) wire transfer of immediately available funds,

(3) other (already issued and paid for) Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines (i) in its sole discretion and (ii) not be incompatible with Applicable Laws regarding the repurchase by the Company of its own shares; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

d.Exercise of Option.

(i)Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives:
(i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the shareholders register of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares or cash value of such Shares on the exercise date, in accordance with the terms of the Award Agreement, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

e.Tolling Expiration. If the exercise of an Option would violate an applicable Federal, state, local, or foreign law, or result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last day on which such exercise would violate such applicable Federal, state, local, or foreign law or result in liability under 16(b).

f.No Dividends or Dividend Equivalents. Subject to Section 14(a), no dividends, dividend equivalents, or other distributions will be paid or accrued in connection with an unexercised Option.

7.Restricted Stock.

a.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company or a direct or indirect fully owned subsidiary of the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. These restrictions may lapse upon the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the unvested Shares of Restricted Stock are being earned upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for each unvested Share; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

c.Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

e.Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f.Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

g.Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or distributions will be subject to the same restrictions, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid. For the avoidance of doubt, no dividend shall be paid in connection with a Share of Restricted Stock prior to its vesting.

h.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and returned without consideration as (i) treasury Shares or (ii) cancelled and the share capital of the Company decreased accordingly, in each case subject to Applicable Laws and such shares will become available for grant under the Plan.

8.Restricted Stock Units.

a.Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator subject to Applicable Laws. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

b.Vesting Criteria and Other Terms. Subject to Section 4(g) of the Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will:
(x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Units; (y) select the Performance Goals to be used to measure the performance; and
(z) determine what additional vesting conditions, if any, should apply.

c.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d.Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Any such dividend equivalents will be subject to the same restrictions, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Restricted Stock Units with respect to which they relate. In no event shall any dividend or dividend equivalent be paid in connection with a Restricted Stock Unit prior to its vesting.

e.Form and Timing of Settlement. Settlement of earned Restricted Stock Units, and any dividend equivalent relating to such Restricted Stock Units, will be made promptly after the vesting conditions as set forth in the Award Agreement are met, as determined by the Administrator in its sole discretion. The Administrator will settle earned Restricted Stock Units in Shares, the cash value of such Shares on the settlement date, or both in accordance with the terms of the Award Agreement.

f.Cancellation. On the date set forth in the Award Agreement, all Shares reserved for settlement under any unvested, unlapsed unearned Restricted Stock Units will become available for other purposes.

9.Stock Appreciation Rights.

a.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

b.Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider subject to the number of shares to be issued pursuant to exercise of Stock Appreciation Rights does not exceed the maximum number of Shares the issuance of which was delegated to the Administrator by the Board of Directors.

c.Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

d.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Stock Appreciation Right; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

e.Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the term, Section 6(d) relating to exercise, and Section 6(e) relating to tolling the expiration date also will apply to Stock Appreciation Rights.

f.No Dividends or Dividend Equivalents. Subject to Section 14(a), no dividends, dividend equivalents, or other distributions will be paid or accrued in connection with an unexercised Stock Appreciation Right.

g.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)The number of Shares with respect to which the Stock Appreciation
Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof in accordance with the terms of the Award Agreement.

10.Stock Bonus Awards.

a.Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may but are not required to be made pursuant to an Award Agreement.

b.Terms of Stock Bonus Awards. The Administrator will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award.

c.Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.

11.Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three
(3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonqualified Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

12.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third- party financial institution.

14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Shares or other securities of the Company or other significant corporate transaction, or other change affecting the Shares occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Section 409A of the Code.

b.Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

c.Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D)

the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award; (F) the opportunity for Participants to exercise their Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto; or (G) the cancellation of outstanding Awards in exchange for no consideration.

d.Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

15.Tax.

a.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

b.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.
c.Compliance With Section 409A of the Code. To the extent applicable, awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Section 409A of the Code.

16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, assuming all relevant provisions of the Award are determined. Notice of the grant will be provided to each Participant within a reasonable time after the date of such determination granting such Award.

18.Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

19.Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.
20.Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this Plan, as amended, or the approval of this Plan, as amended, by the Company’s shareholders, unless terminated earlier under Section 21 of the Plan.

21.Amendment and Termination of the Plan.

a.Amendment and Termination. The Board of Directors may at any time amend, alter, suspend or terminate the Plan.

b.Shareholder Approval. The Company will seek to obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.Conditions Upon Issuance of Shares.

a.Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions provided that all matters regarding the issuance of new shares, the repurchase and holding by the Company and the cancellation of existing shares and the corporate authorization of the Board of Directors.

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